Exhibit 16.1

GOLDSTEIN GOLUB KESSLER LLP
Certified Public Accountants and Consultants

January 10, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read TM Entertainment and Media, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on January 10, 2008 and agree with such statements concerning our firm.

Yours truly,

/s/ GOLDSTEIN GOLUB KESSLER LLP GOLDSTEIN GOLUB KESSLER LLP